UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 7, 2012

HOME PROPERTIES, INC.
(Exact name of Registrant as specified in its Charter)

MARYLAND	1-13136	16-1455126
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

850 Clinton Square, Rochester, New York 14604
 (Address of principal executive offices and internet site)

(585) 546-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2012 Scott A. Doyle, Senior Vice President, Strategic Property Management and a named executive officer informed Home Properties, Inc. (the “Company”) that he is retiring to pursue other interests effective on August 31, 2012.  Doyle, who had been with the Company since 1996 was responsible for property management support operations in the Central Office.  The Company will be examing its organizational structure to determine what makes the most sense going forward based on its business needs and the skills sets currently in place.

In the interim, Mr. Doyle’s responsibilities will be absorbed by other senior executives, including Bernard J. Quinn, Senior Vice President, Property Management Operations.  Quinn, who has been with the Company since 1997, is the chief operating manager for the Company’s properties in all regions.  The Company’s four Regional Vice Presidents for Property Management all report to Quinn.  He has served as a Senior Vice President of the Company since 2009 and Vice President since 2000.  Prior to joining the Company, Quinn was a Regional Property Manager for Millcreek Realty Co.  The Company purchased Millcreek’s Philadelphia portfolio in 1997.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	August 10, 2012	HOME PROPERTIES, INC.
(Registrant)

		By:	/s/ David P. Gardner
David P. Gardner
Executive Vice President and
Chief Financial Officer